SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2002
(Date of earliest event reported)

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
Address of principal executive offices	(Zip Code)

(203) 975-6923
(203) 975-6112
Registrant's Telephone Number, including area code

(Former name or former address, if changed since last report)

ITEM 5.            Other Events

In February 2000, three stockholders' derivative complaints, captioned Alan Kahn v.
Citigroup Inc., Kenneth Steiner v. Citigroup Inc., and Katherine F. Petty v. Citigroup
Inc., were filed in the Delaware Court of Chancery against the Company and its directors
(as well as Citigroup and certain subsidiaries). In April 2000, the Delaware Court of
Chancery consolidated the three complaints for all purposes under the caption In re The
Student Loan Corp. Derivative Litigation, and designated the Alan Kahn v. Citigroup Inc.
complaint as the operative pleading.

On November 25, 2002, the consolidated action was dismissed without prejudice.
Pursuant to the Stipulation and Order of Dismissal, no compensation in any form has passed directly or indirectly from the Company or any defendant to the plaintiffs or plaintiffs' attorneys, and no promise to give any such compensation has been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

(Registrant)

Date: December 5, 2002

By: /s/ Steven J. Gorey
Name: Steven J. Gorey
Title: Chief Financial Officer